   As filed with the Securities and Exchange Commission on September 20, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                  CRYOCON, INC.
             (Exact name of registrant as specified in its charter)

                               COLORADO 84-1206503
                 (State or other jurisdiction of I.R.S. Employer
               incorporation or organization) Identification No.)

                                  Cryocon, Inc.
                              2773 Industrial Drive
                                Ogden, Utah 84401
               (Address of principal executive offices) (Zip Code)

                          2002 Consultant Services Plan
                            (Full title of the plan)

                                  Vaughn Griggs
                                  Cryocon, Inc.
                              2773 Industrial Drive
                                Ogden, Utah 84401
 (Name, address and telephone number including area code, of agent for service)

                             All Correspondence to:
                          Brenda Lee Hamilton, Esquire
                         Hamilton, Lehrer & Dargan, P.A.
                          2 East Camino Real, Suite 202
                            Boca Raton Florida 33432
                            Telephone (561) 416-8956
                            Facsimile (561) 416-2855

                         CALCULATION OF REGISTRATION FEE

-----------------  ----------  ----------------  ----------------  ------------
Title of           Amount      Proposed Maximum  Proposed Maximum  Amount of
Securities to      to be       Offering Price    Aggregate         Registration
be Registered      Registered  Per Share (1)     Offering Price    Fee (1)
-----------------  ----------  ----------------  ----------------  ------------
Common Stock,
without par value  500,000     $0.15             $75,000            $6.90

TOTAL              500,000     $0.15             $75,000            $6.90

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on September 18, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission")
as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

The following documents have been previously filed by Cryocon, Inc. (the
"Company") with the Commission and are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB filed on August 14, 2002, and all subsequent amendments filed thereto, for the fiscal year ended March 31, 2002 which includes audited financial statements as of and for the year ended March
31, 2002.

(b) The Company's Quarterly Report on Form 10-QSB filed on September 6, 2002, and all subsequent amendments filed thereto for the quarter ending June 30,
2002.

(c) The Company's Quarterly Report on Form 10-QSB filed on February 26, 2002, and all subsequent amendments filed thereto for the quarter ending December 31,
2001.

(d) The Company's Quarterly Report on Form 10-QSB filed on November 23, 2001, and all subsequent amendments filed thereto for the quarter ending September 30,
2001.

(e) The Company's Quarterly Report on Form 10-QSB filed on August 21, 2001, and all subsequent amendments filed thereto for the quarter ending June 30, 2001.

(f) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since
December 31, 2001.

All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act after the date of filing of this
Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration
Statement.

Item 4.  Description of Securities.
         -------------------------
Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
Members of the Law Firm of Hamilton, Lehrer & Dargan, P.A. hold approximately
135,000 shares of our common stock which are being registered on this S-8
Registration Statement. Hamilton, Lehrer & Dargan, P.A. will review the validity of the issuance of the shares of our common stock being offered.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------
The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Colorado law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------
Not Applicable.

Item 8.  Exhibits.
         --------
The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.                   Exhibit
-----------                   -------
(4.1)           Consultant Services Agreement with Brenda Hamilton
(5)             Opinion of Hamilton, Lehrer & Dargan, P.A.
(10.1)          Year 2002 Stock Award - Plan 2
(23.1)          Consent of HJ & Associates, LLC
(23.2)          Consent of Hamilton, Lehrer & Dargan, P.A. (contained in
                  Exhibit 5 hereto)

Item 9.     Undertakings.
            ------------
(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-
effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ____________, and State of _______, on this 12th day of September, 2002.

DATED:  September 12, 2002
CRYOCON, INC.

By: /s/ J. Brian Morrison
    ------------------------
        J. Brian Morrison, Chairman/Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

Signature                      Title                        Date
----------                     -----                        -----

/s/ J. Brian Morrison         Chairman,                     September 12, 2002
---------------------------   Chief Executive Officer
    J. Brian Morrison

/s/ Vaughn P. Griggs          Chief Financial Officer,      September 12, 2002
----------------------------  Principal Accounting Officer
    Vaughn P. Griggs

/s/ P. Clay Thomas            Corporate Secretary,          September 12, 2002
----------------------------  Director
    P. Clay Thomas

/s/ Jim Cundiff               Director                      September 12, 2002
----------------------------
    Jim Cundiff

/s/ Sterling Redfern          Director                      September 12, 2002
----------------------------
    Sterling Redfern

/s/ Dr. Richard L. Lindstrom  Director                      September 12, 2002
----------------------------
    Dr. Richard L. Lindstrom